UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2022

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Non-Material Agreements

Lexaria Bioscience Corp. (“Lexaria”) has entered into a manufacturing operating agreement with BevNology LLC (“BevNology”) whereby BevNology will provide fee-based services for the production of DehydraTECH-enabled active pharmaceutical ingredients for Lexaria’s corporate clients.

Lexaria, via its wholly owned subsidiary Lexaria Hemp Corp., has also entered into an intellectual property license agreement with BevNology. Bevnology has been provided with global non-exclusive rights for a period of five years, subject to certain exceptions as noted below, to utilize DehydraTECH patented technology with hemp derived CBD containing less than 0.3% THC for bulk powders, bulk liquids and third party finished consumer products for certain royalty fees.  The global rights do not extend into the countries of Japan, the Republic of Korea or the People's Republic of China and BevNology will hold limited exclusive rights only in the United States and only with respect to bulk liquids with the maintenance of such exclusive rights being subject to a minimum fee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: June 22, 2022

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